MULTIFAMILY NOTE

US $8,900,000.00                                            Phoenix, Arizona

                                                                October __, 1997

      FOR VALUE RECEIVED, the undersigned promise to pay Citicorp Real Estate, Inc. or order, the principal sum of Eight Million Nine Hundred Thousand Dollars and No/100 (US$8,900,000.00), with interest on the unpaid principal balance from the date of this Note, until paid, at the rate of seven and forty eight hundredths percent (7.48%) per annum ("Interest Rate"). The principal and interest shall be payable at c/o Criimi Mae Inc., Loan Administration, 11200 Rockville Pike, Rockville, MD 20852, or such other place as the holder hereof may designate in writing, in consecutive monthly installments of Sixty Two Thousand One Hundred Eight 25/100 Dollars (US$62,108.25) on the first day of each month beginning December 1, 1997, (herein "amortization commencement date"), until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on November 1, 2007 (the "Maturity Date").

      If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof. The holder hereof may exercise this option to accelerate during any default by the undersigned regardless of any prior forbearance. In the event of any default in the payment of this Note, or any other payment due under the Instrument or any other Loan Document (as such terms are hereinafter defined), and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, the undersigned shall pay the holder hereof all reasonable expenses and costs, including, but not limited to, attorneys' fees.

      If any installment under this Note, including the installment due at maturity, is not received by the holder hereof within ten (10) calendar days after the installment is due, the undersigned shall pay to the holder hereof a late charge of the greater of (a) US$250.00 or (b) five percent (5%) of such installment (collectively, the "Late Charge"), such late charge is to be immediately due and payable without demand by the holder hereof and is to reimburse Lender for the administrative expense incurred by Lender in connection with such late payment. If any installment under this Note or any other monetary payment due under this Note, the Instrument or any other Loan Document, including the installment due at maturity, remains past due for ten (10) calendar days or more, the outstanding principal balance of this Note shall bear interest during the period in which the undersigned is in default at a rate of the Interest Rate plus five percent (5%) per annum, or if there shall exist any non-monetary default under this Note, the Instrument or any other Loan Document which remains uncured for the later of (i) ten (10) calendar days or (ii) the expiration of any applicable grace or cure period specifically provided in the Instrument, the outstanding principal balance of this Note shall bear interest during the period the undersigned is in default at a rate of the Interest Rate plus two percent (2%) per annum, or, if such increased rate of interest may not be collected from the undersigned under applicable law, than at the maximum increased rate of interest, if any, which may be collected from the undersigned under applicable law (the "Default Rate").

      From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein, in the Instrument or in any other Loan Document without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the undersigned, the successors or assigns of the undersigned or guarantors, and without liability on the part of the holder hereof, the holder hereof may, at the option of the holder hereof, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

      Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers, and shall be binding upon them and their successors and assigns.

      The indebtedness evidenced by this Note is secured by, among other things, that certain Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the "Instrument"), executed by the undersigned, encumbering real property more particularly described therein (the "Property"), dated of even date herewith, and reference is made thereto for rights as to acceleration of the indebtedness evidenced by this Note. Said Instrument covers property known as Sunrise Ridge Apartments. This Note shall be governed by the law of the jurisdiction in which the Property is located.

      This Note may be prepaid whether voluntarily or involuntarily (except as hereinafter provided), and including any acceleration by the holder hereof) in whole (but not in part) upon not less than forty five (45) days and not more than ninety (90) days prior written notice by the undersigned to the holder hereof and the simultaneous payment by the undersigned to the holder hereof of the following prepayment premiums (the "Prepayment Premium"):

      (i) In the event of a prepayment of this Note on or before October 31, 2000, the Prepayment Premium shall be equal to three percent (3%) of the then unpaid principal balance hereof plus the interest which would have accrued on the amount of such prepayment during the full calendar month within which such prepayment is made;

      (ii) In the event of a prepayment of this Note on or after November 1, 2000, and on or before October 31, 2003, the Prepayment Premium shall be equal to two percent (2%) of the then unpaid principal balance plus the interest which would have accrued on the amount of such prepayment during the full calendar month within which such prepayment is made;

      (iii) In the event of a prepayment of this Note on or after November 1, 2003, and on or before October 31, 2006, the Prepayment Premium shall be equal to one percent (1%) of the then unpaid principal balance plus the interest which would have accrued on the amount of such prepayment during the full calendar month within which such prepayment is made;

      (iv) In the event of a prepayment of this Note on or after November 1, 2006, there shall be no Prepayment Premium accrued.

Notwithstanding anything herein contained to the contrary, any permitted prepayment of this Note during the prepayment prohibition period may only be made together with all interest and any other sums due under this Note, the Instrument or any other Loan Document.

      Except as otherwise specified in the Deed of Trust, the undersigned shall pay the Prepayment Premium due under this Note whether the prepayment is voluntary or involuntary (in connection with the holder hereof's acceleration of the unpaid principal balance of this Note) or the Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means. Notwithstanding any other provision herein to the contrary, the undersigned shall not be required to pay any Prepayment Premium in connection with any prepayment occurring as a result of the application, in inverse order of maturity, of insurance proceeds or condemnation awards under the Instrument.

      The contracted for rate of interest of the loan evidenced hereby shall consist of, without limitation, the following:

      (a) The Interest Rate, calculated and applied to the principal balance of this Note in accordance with the provisions of this Note and the Instrument;

      (b) The Late Charge and/or Default Rate calculated and applied to the principal balance of this Note in accordance with the provisions of this Note and the Instrument;

      (c) The Prepayment Premium calculated in accordance with the provisions of this Note; and

      (d)   All Additional Sums (as hereinafter defined), if any.

The undersigned agrees to pay an effective contracted for rate of interest which is the sum of the Interest Rate referred to in clause (a) above, plus any additional rate of interest resulting from the application of the Late Charge, the Default Rate referred to in clause (b) above, plus the Prepayment Premium referred to in clause (c) above, and the Additional Sums, if any, referred to in clause (d) above.

      All fees, charges, goods, things in action or any other sums or things of value (other than the interest resulting from the Interest Rate and the Default
Rate), paid or payable by the undersigned or any member of the undersigned (collectively, the "Additional Sums"), whether pursuant to this Note or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that, under the laws of the State of Arizona, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by the undersigned as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums. The undersigned and its members understand and believe that this lending transaction complies with the usury laws of the State of Arizona and with the usury laws of all other jurisdictions, to the extent such laws are applicable hereto; provided, however, in the event that any interest or other charges in connection with this lending transaction are ever determined in a final judgment by a court of competent jurisdiction to exceed the maximum amount permitted by law, then the undersigned agrees that (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, shall be credited against the principal balance of this Note then outstanding and/or the Prepayment Premium. If the outstanding principal balance hereunder and the Prepayment Premium has been paid in full, the excess amount paid shall be refunded to the undersigned and the undersigned agrees to accept such refund.

      Subject to the qualifications set forth below, the undersigned and its general partner shall be fully and personally liable for the payment and performance of all of the obligations, covenants and agreements of the undersigned under this Note, the Instrument, the Assignment of Leases and Rents (herein so called) dated of even date herewith, and executed by the undersigned to the holder hereof, the Unsecured Environmental Indemnity Agreement (herein so called), dated of even date herewith, and executed by the undersigned and the holder hereof, and all other instruments and documents evidencing, securing or governing the terms of the loan (the "Loan") evidenced by this Note (collectively, the "Loan Documents"), including, without limitation, the timely payment of all principal, interest and premium, if any. Notwithstanding the foregoing and except as set forth below, so long as the holder's rights of recourse to the Property are not suspended, reduced or impaired by or as a result of any act, omission or misrepresentation of the undersigned or any other party now or hereafter liable for any part of the Loan and accrued interest hereon, or by or as a result of any case, action, suit or proceeding to which the undersigned or any such other party, voluntarily becomes a party, if a default occurs in the timely and proper payment of any portion of such indebtedness or in the timely performance of any obligations, agreements or covenants under any of the Loan Documents, neither the undersigned nor any partner of the undersigned shall be personally liable for the repayment of any of the principal of, interest on, or prepayment fees or late charges, or other charges or fees due in connection with the Loan, the performance of any covenants of the undersigned under this Note, or any of the other Loan Documents or for any deficiency judgment which the holder hereof may obtain after default by the undersigned. Notwithstanding the foregoing provision of this paragraph or any other agreement, the undersigned shall be fully and personally liable for any and all: (1) liabilities, costs, losses, damages, expenses or claims (including, without limitation, any reduction in the value of the Property or any other items, property or amounts which are collateral or security for the
Loan) suffered or incurred by the holder hereof by reason of or in connection with (a) any fraud or misrepresentation by the undersigned in connection with the Loan, including but not limited to any misrepresentation of the undersigned contained in any Loan Document, (b) any failure to pay taxes, insurance premiums (except to the extent that such taxes and insurance premiums are then held by the holder hereof), assessments, charges for labor or materials or other charges that can create liens on any portion of the Property, (c) any misapplication of
(i) proceeds of insurance covering any portion of the Property, or (ii) proceeds of the sale or condemnation of any portion of the Property, (d) any rentals, income, profits, issues and products received by or on behalf of the undersigned subsequent to the date on which the holder hereof gives written notice that a default has occurred under the Loan and not applied to the payment of principal or interest due under this Note or the payment of operating expenses (excluding any operator's, manager's, or developer's fee payable to the undersigned or any affiliate of the undersigned) of the Property, (e) any failure to maintain, repair or restore the Property in accordance with any Loan Document, to the extent not covered by insurance proceeds made available to the holder hereof,
(f) any failure by the undersigned to deliver to the holder hereof all unearned advance rentals and security deposits paid by tenants of the Property received by or on behalf of the undersigned, and not refunded to or forfeited by such tenants, (g) any failure by the undersigned to return to, or reimburse the holder hereof for, all personalty taken from the Property by or on behalf of the undersigned, except in accordance with the provisions of the Instrument, and (h) any and all indemnities given by the undersigned to the holder hereof set forth in the Unsecured Environmental Indemnity Agreement or any other Loan Document in connection with any environmental matter relating to the Property; and (2) court costs and all attorneys' fees provided for in any Loan Document. Furthermore, no limitation of liability or recourse provided above in this paragraph shall (x) apply to the extent that the Lender's rights of recourse to the Property are suspended, reduced or impaired by or as a result of any act, omission or misrepresentation of the Borrower or any other party now or hereafter liable for any part of the Loan and accrued interest thereon, or by or as a result of any case, action, suit or interest thereon, or by or as a result of any case, action, suit or proceeding to which the Borrower or any such other party, voluntarily becomes a party; or (y) constitute a waiver, forfeiture, abrogation or limitation of or on any right accorded by any law establishing a debtor relief proceeding, including, but not limited to, Title 11, U.S. Code, which right provides for the assertion in such debtor relief proceeding of a deficiency arising by reason of the insufficiency of collateral notwithstanding an agreement of the holder hereof not to assert such deficiency.

      THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THE UNDERSIGNED MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, THE INSTRUMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

      The holder hereof shall have the right to assign, in whole or in part, this Note, the Instrument and any other Loan Document and all of its rights hereunder and thereunder, and all of the provisions herein and therein shall continue to apply to the Loan. The holder hereof shall have the right to participate the Loan with other parties.

      Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed over a year consisting of 360 days. Interest on this Note shall be paid in arrears.

      The undersigned shall pay the holder hereof, in advance, on the date hereof, interest only on the outstanding principal balance of this Note, at the interest rate first mentioned above, from the date hereof through and including the last day of the calendar month in which this Note is executed.

      Executed as of the date set forth above.


                                          Biltmore Club Apartments, L.L.C.
                                          a Delaware limited liability company

                                          By:  Biltmore Club Holding, Inc.,
                                                 Managing Member

                                          By:  /s/ SHERRY WILZIG IZAK
                                             ---------------------------------
                                               Name: Sherry Wilzig Izak
                                               Title: Chairman of the Board
                                                       and CEO